UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2016

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

Underwriting Agreement

On November 30, 2016, Bojangles’, Inc. (the “Company”) entered into an agreement (the “Underwriting Agreement”) with certain stockholders of the Company (the “Selling Stockholders”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), whereby the Selling Stockholders agreed to sell and the Underwriters agreed to purchase from the Selling Stockholders 6,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Selling Stockholders also granted to the Underwriters an option, exercisable for 30 days after November 30, 2016, to purchase up to 900,000 additional shares of Common Stock (the “Option Shares”, and together with the Firm Shares, the “Shares”). The Underwriters elected to exercise their option related to the Option Shares on December 1, 2016.

All of the Shares were sold to the Underwriters by the Selling Stockholders pursuant to the terms of the Underwriting Agreement at a public offering price of $17.25 per share, less discounts and commissions of $0.8625 per share (the “Offering”). The Offering is expected to close on December 6, 2016, subject to customary closing conditions set forth in the Underwriting Agreement.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and customary indemnification rights and obligations of the parties. The representations, warranties and covenants of the Company and the Selling Stockholders contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company and the Selling Stockholders.

The Company will not receive any proceeds from the Offering. The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-214630). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

Press Releases

On November 28, 2016, the Company issued a press release announcing the launch of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

On November 30, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Exhibit Index attached to this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bojangles’, Inc.

December 1, 2016	By:	/s/ Laura Roberts
Laura Roberts
Vice President, General Counsel, Secretary and Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 30, 2016, by and among the Company, certain stockholders of the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named in Schedule A thereto.

99.1	Press Release dated November 28, 2016.

99.2	Press Release dated November 30, 2016.